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                                                                  EXHIBIT 23.A





INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Cascade Natural Gas Corporation on Form S-8 of our reports dated February 3, 1995, and June 9, 1995, appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended December 31, 1994, and in the Annual Report on Form 11-K of Cascade Natural Gas Corporation Employee Retirement Savings Plan and Trust for the year ended December 31, 1994, respectively.



s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
July 11, 1995